Exhibit 3.2

As Amended on November 18, 2005

AON CORPORATION
BY-LAWS

ARTICLE I

CORPORATE OFFICES

Section 1.  Delaware registered office.  The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

Section 2.  Other offices.  The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.  Time and place of meetings.  Meetings of stockholders for any purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.  Annual meetings.  Annual meetings of stockholders shall be held on the third Friday of May if not a legal holiday, and if a legal holiday, then on the next secular day following at 10:00  A.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, for the election of directors and for the transaction of such other business as may properly be brought before the meeting.  The election of directors need not be by written ballot unless the use of written ballot is requested by any stockholder.

Section 3.  Notice of annual meeting.  Written notice of the annual meeting, stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days (or in case a vote of stockholders on a Business Combination, as defined in the certificate of incorporation, is one of the stated purposes of the annual meeting, not less than twenty nor more than sixty days) before the date of the meeting.

Section 4.  Stockholder list.  The officer who has charge of the stock ledger of the corporation shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the corporation.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 5.  Special meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, shall be called as provided in the certificate of incorporation.

Section 6.  Notice of special meeting.  Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days (or in case a vote of stockholders on a Business Combination, as defined in the certificate of incorporation, is one of the stated purposes of the meeting, not less than twenty nor more than sixty days) before the date of the meeting.

Section 7.  Notice of Stockholder Business and Nominations.

(A)  Annual Meetings of Stockholders.  (1)  Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the corporation’s notice of meeting delivered pursuant to Article II, Section 3 of these by-laws, (b) by or at the direction of the board of directors or (c) by any stockholder of the corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of this paragraph (A) of this by-law and who was a stockholder of record at the time such notice was delivered to the secretary of the corporation.

(2)  For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this by-law, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must otherwise be a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the secretary at the principal office of the corporation not earlier than the close of business on the 100th calendar day nor later than the close of business on the 75th calendar day prior to the date of the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of an annual meeting is more than 30 calendar days before or more than 75 calendar days after the date of the first anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 100th calendar day prior to such annual meeting and not later than the close of business on the later of (i) the 75th calendar day prior to such annual meeting and (ii) the 10th calendar day after the day on which public announcement of the date of such annual meeting is first made by the corporation.  Such stockholder’s notice shall set forth:  (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s stock transfer books, and of such beneficial owner and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(3)  Notwithstanding anything in the second sentence of paragraph (A)(2) of this by-law to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least 80 calendar days prior to the date of the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this by-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal office of the corporation not later than the close of business on the 10th calendar day after the day on which such public announcement is first made by the corporation.

(B)  Special Meetings of Stockholders.  Subject to the rights of the holders of any shares of Serial Preferred Stock, only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting pursuant to Article II, Section 6 of these by-laws.  Subject to the rights of the holders of any shares of Serial Preferred Stock, nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the board of directors or (2) by any stockholder of the corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this by-law and who is a stockholder of record at the time such notice is delivered to the secretary of the corporation.  Nominations by stockholders of persons for election to the board of directors may be made at such a special meeting of stockholders if the stockholder’s notice as required by paragraph (A)(2) of this by-law shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the 100th calendar day prior to such special meeting and not later than the close of business on the later of (i) the 75th calendar day prior to such special meeting and (ii) the 10th calendar day after the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

(C)  General.  (1)  Subject to the rights of the holders of any shares of Serial Preferred Stock, only persons who are nominated in accordance with the procedures set forth in this by-law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this by-law.  Except as otherwise provided by law, the certificate of incorporation or these by-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in this by-law and, if any proposed nomination or business is not in compliance with this by-law, to declare that such defective proposal or nomination shall be disregarded.

(2)  For purposes of this by-law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)  Notwithstanding the foregoing provisions of this by-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this by-law.  So long as a stockholder proponent otherwise complies with the requirements of this by-law, nothing in this by-law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 8.  Quorum.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9.  Requisite vote.  When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any matter brought before such meeting, unless the question is one upon which by express statutory provision or express provision of the certificate of incorporation a different vote is required, in which case such express provision shall govern the vote needed on such matter.

Section 10.  Voting.  Unless otherwise provided in the certificate of incorporation, each holder of common stock of the corporation shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder, and each holder of any shares of Serial Preferred Stock to which voting rights have been granted in the certificate of incorporation or any amendment thereto or in the resolutions of the board of directors providing for the issue of such series shall at every meeting of the stockholders be entitled to vote to the extent provided, in person or by proxy; but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

ARTICLE III

DIRECTORS

Section 1.  Number and terms of directors.  The number of directors which shall constitute the whole board shall be determined as provided in the certificate of incorporation. Except as provided in Section 2, the directors shall be elected at each annual meeting of stockholders.  Each director elected shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.

Section 2.  Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled in the manner provided in the certificate of incorporation.  If there are no directors in office, then an election of directors may be held in the manner provided by statute.  If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held by the stockholders to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 3.  Powers of board of directors.  The business and affairs of the corporation shall be managed under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

Section 4.  Place of meetings.  The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5.  Annual meeting of the board after annual election.  The annual meeting of the board of directors shall be held immediately upon the adjournment of and at the same location as the annual meeting of the stockholders, and no notice of such meeting shall be necessary in order to legally to constitute the meeting, provided a quorum shall be present.

Section 6.  Regular meetings.  Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 7.  Special meetings.  Special meetings of the board of directors may be called by the chairman of the board or by the chief executive officer on two days’ notice to each director, either personally or by mail or by telegram.  Special meetings of the board of directors shall be called by the chairman of the board, the chief executive officer, the president or the secretary in like manner on the written request of two directors.  Such notice shall state the time and place of the meeting but need not state the object of the meeting except in the event that the meeting shall be called for the purpose of amending the by-laws of the corporation.

Section 8.  Quorum.  Except as otherwise provided by the certificate of incorporation or by statute, at all meetings of the board of directors a majority of the directors then in office shall constitute a quorum for the transaction of business, except that in no case shall less than one-third of the total number of directors as determined by the certificate of incorporation and these by-laws constitute a quorum.  The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors.  If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9.  Action by written consent.  Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 10.  Committees of directors.  The board of directors may by resolution passed by a majority of the whole board designate an executive committee and one or more other committees, each committee to consist of one or more directors of the corporation.  The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

Section 11.  Powers of committees.  The board of directors may authorize the executive committee when the board of directors is not in session to exercise all of the authority of the board of directors in the management of the business and affairs of the corporation, except to the extent that such authority shall be limited by statute, by the certificate of incorporation, by resolution of the board of directors or by these by-laws.  Any other committee shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation to the extent provided in the resolution of the board of directors creating it, except as such authority shall be limited by statute, by the certificate of incorporation or by these by-laws.  Any committee may authorize the seal of the corporation to be affixed to all papers which may require it in order for the committee to perform its duties.  No committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.  Such committee or committees other than the executive committee shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

Section 12.  Minutes of meeting.  Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 13.  Compensation of directors.  The board of directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 14.  Use of conference telephone.  Members of the board of directors or any committee designated by such board may participate in a meeting of such board or committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other.  Such participation shall constitute presence of the person at the meeting.

Section 15.  Conflict of interest.  No director shall vote on any contract, or arrangement, or other proposal in which he has a direct and material financial interest.

ARTICLE IV

NOTICES

Section 1.  Method of giving notice.  Whenever, under any provision of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to directors may also be given by telegram.

Section 2.  Waiver of notice.  Whenever notice is required to be given under any provision of the statutes or of the certificate of incorporation or of these bylaws, a written waiver of such notice, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to such notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V

OFFICERS

Section 1.  Offices.  The board of directors at its first meeting after each annual meeting of stockholders or as soon thereafter as may be convenient shall elect the officers of the corporation.  The officers shall be a chairman of the board; a chief executive officer; a president; a chief financial officer; one or more vice presidents; a treasurer; and a secretary.  The board of directors may elect additional officers and may appoint assistant officers who shall perform such duties as shall be delineated by the board of directors.  Any offices may be held by the same person except as otherwise provided in the certificate of incorporation, in the by-laws, or by statute.

Section 2.  Compensation of officers.  The compensation of all officers and agents of the corporation shall be fixed by the board of directors.

Section 3.  Term of office.  Each officer shall hold office for one year and until his successor is chosen and qualifies or until his earlier resignation or removal.  Any officers elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors.  Any vacancy occurring in any office of the corporation shall be filled by the board of directors.  The board of directors may enter into any contract with officers with respect to terms or conditions of this service.

Section 4.  Duties of officers.

a.  Chairman of the board.  The chairman of the board shall preside at all meetings of stockholders and of the board of directors.  He shall have and perform such other duties as may from time to time be assigned to him by the board of directors.

b.  Chief executive officer.  The chief executive officer shall have the responsibility to supervise and manage the day-to-day operations of the corporation.  The chief executive officer shall have the authority to execute all contracts and agreements, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.  In the absence of the chairman, the chief executive officer shall preside at all meetings of stockholders and the board of directors.  The chief executive officer shall have and perform such other duties as may from time to time be assigned to him by the board of directors.

c.  President.  The president shall have and perform such duties as may from time to time be assigned by the board of directors.

d.  Chief financial officer.  The chief financial officer shall be the principal financial officer of the corporation and shall have such powers and perform such duties as the chief executive officer may from time to time prescribe.

e.  Executive vice presidents, senior vice presidents and vice presidents.  In the absence or disability of the chief executive officer and the president, the executive vice presidents (in the order designated, or in the absence of any designation, then in the order of their election), shall perform the duties of the chief executive officer and the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer and the president.  The executive vice presidents shall perform such other duties and have such other powers as the board of directors or the chief executive officer may from time to time prescribe.  The senior vice presidents shall perform such duties and have such powers as the board of directors, the chief executive officer, the president or any executive vice president may from time to time prescribe.  The vice presidents shall perform such duties and have such powers as the board of directors, the chief executive officer, the president, any executive vice president or any senior vice president may from time to time prescribe.

f.  Secretary.  The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the board of directors in books to be kept for that purpose and shall perform like duties for the standing committees when required.  The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the chief executive officer.  The secretary shall have custody of the corporate seal of the corporation and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the secretary or by the signature of such assistant secretary.  The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by signature.

g.  Treasurer.  The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositaries as may be designated by the board of directors.  The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chief financial officer an account of all transactions as treasurer and of the financial condition of the corporation; and the chief financial officer shall forward this information to the board of directors, the chief executive officer and the president.

Section 5.  Bond.  If required by the board of directors, any officer may be required to give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

ARTICLE VI

STOCK CERTIFICATES

Section 1.  Right of holder to certificate.  Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman of the board, the chief executive officer, the president, or any executive vice president, senior vice president or vice president and by the treasurer or an assistant treasurer or secretary or an assistant secretary, certifying the number of shares owned by him in the corporation.

Section 2. Facsimile signatures.  Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3.  Lost certificates.  The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.  Transfers of stock.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5.  Record date.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such mailing, nor more than sixty days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 6.  Registered stockholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and, to the extent entitled, to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the statutes of Delaware.

ARTICLE VII

GENERAL PROVISIONS

Section 1.  Dividends.  Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2.  Reserves.  Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors may from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 3.  Signatures on checks and notes.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 4.  Fiscal year.  The fiscal year of the corporation shall begin on the first day of January in each year and end on the thirty-first day of December in each year.

Section 5.  Seal.  The corporate seal shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Delaware”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced or otherwise.

ARTICLE VIII

AMENDMENTS

These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.